GENERAL OFFICE LEASE

THIS LEASE is made this 19th day of June, 2018, by and between CENTURY CITY MEDICAL PLAZA LAND CO., INC., a California corporation, as Trustee under that certain Declaration of Trust and Trust Agreement dated June 28, 1991 and known as Trust No. 91-1131-CCMP (hereinafter called “Landlord”), and ENOCHIAN BIOSCIENCES, INC. (hereinafter called “Tenant”).

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord Suite No. 906 on the 9th floor, consisting of that area cross-hatched on the floor plan attached hereto as Exhibit A (hereinafter called the “Premises”) in the building known as Century City Medical Plaza (hereinafter called the “Building”), located at 2080 Century Park East, Los Angeles, California, for the term and upon the conditions and agreements hereinafter set forth.

1.	Basic Lease Provisions.
(a)	Premises: Suite Number 906 , on the 9th floor of the Building
(b)	Anticipated Commencement Date: September 1, 2018
(c)	Anticipated Rent Commencement Date: September 1, 2018
(d)	Months of the Term: 120
(e)	Anticipated Expiration Date: August 31, 2028
(f)	Initial Base Rent per annum: $147,180.00 (i.e., $12.265.00 per month and $5.00 per square foot)
(g)	Security Deposit: $ 12,265.00
(h)	Rentable Area of the Premises: 2.453 square feet
(i)	Rentable Area of the Building: 199,534 square feet
(j)	Tenant’s Proportionate Share: 1.23%
(k)	Number of parking spaces that may be licensed by Tenant: 7 , subject to the provisions of Article 5.

(I) Base Year: 2018

(m)	Permitted Use: Medical Lab
(n)	Landlord’s Address for Notices: 2080 Century Park East, LA, CA 90067 c/o Realtech, 2080 Century Park East, PH, Los Angeles, CA 90067
(o)	Tenant’s Address for Notices: Suite 906, 2080 Century Park East, LA, CA 90067
1

2. Term. The term of this lease shall commence on the later of the following dates:

(a)       on September 1. 2018;

(b)       when Landlord informs Tenant that the premises are ready for occupancy, and after Tenant has inspected premises; and

(c)       this lease shall terminate on the later of August 31, 2028 and One Hundred Twenty (120) months from the applicable commencement date. Landlord shall, after commencement of the term, deliver a written notice to Tenant stating the commencement and termination dates; provided, however, that the failure of Landlord to deliver such notice shall not in any way affect the rights or remedies of Landlord hereunder.

3. Possession. If Landlord is unable to deliver possession of the Premises to Tenant at the commencement of the term hereof, Landlord shall not be subject to any liability for the failure to deliver possession on said date and such failure shall not affect the validity of this lease nor the obligations of Tenant hereunder nor extend the term hereof. With respect to the foregoing, it is understood that if and to the extent that Landlord is unable to deliver timely possession of the Premises to Tenant due to delays by Tenant or failure by Tenant to timely provide Landlord with plans, specifications, information, approvals, consents, or the like, as required hereunder, then the rent reserved shall commence to accrue on the date possession of the Premises would have been delivered to Tenant but for the delays and/or failures of Tenant. If permission is given to Tenant to occupy the Premises prior to the date of commencement of the term hereof, such occupancy shall be subject to all of the provisions of this lease (including the payment of rent) except those relating to the term of this lease.

4. Rent.

(a)       All amounts due from Tenant under this lease are hereby deemed to be rent. Tenant shall pay Landlord all rent in lawful money of the United States at the time of payment. “Base Rent” shall mean $147.180.00 per annum and $12,265.00 per month.

(b)       The Base Rent shall be adjusted on an annual basis as specified in Addendum I, Section 1.

(c)       Tenant has deposited with Landlord the sum of $12,265.00 as security for the full and faithful performance of every provision of this lease to be performed by Tenant. If Tenant defaults with respect to any provision of this lease, including but not limited to the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any rent or other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default, or to compensate Landlord for the cost of cleaning and repairing the Premises, and/or removing and storing Tenant’s personal property, at the expiration or earlier termination of this lease. If any portion of said deposit is so used or applied, Tenant shall within five (5) days after written demand therefore deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant’s failure to do so shall be a material breach of this lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit.

2

Upon termination of Landlord’s interest in the building the Landlord, or his agent, shall, by complying with Section 1950.5 of the California Civil Code relieve Landlord of further liability with respect to the security deposit. Tenant hereby waives any provisions of law, now or hereafter in force, regarding security deposits, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the Premises. Tenant agrees that Landlord may collect against the security deposit all sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent, or invitee of Tenant.

(d)       Tenant acknowledges that late payment by Tenant to Landlord of rent or other sums due from Tenant under this lease will cause Landlord to incur costs not contemplated by this lease, and that the exact amount of such costs would be extremely difficult and impractical to fix in advance. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed upon Landlord by the terms of any encumbrance or note secured by an encumbrance covering the Building or any portion thereof. Therefore, if any installment of rent or any other amount due from Tenant under this lease is not received by Landlord within five (5) business days after the date when due, Tenant shall pay to Landlord, upon demand, an additional sum of ten percent (10%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by tenant. Acceptance of any late charge shall not prevent Landlord from exercising any other right or remedy available to Landlord. Said late charge shall be payable in addition to interest payable pursuant to this Article 4, and shall bear interest provided in Article 33 of this lease.

5. Parking.

(a)       So long as this lease remains in effect, Landlord shall, unless prevented by strikes or other labor trouble, inability to produce material, acts of God, or other cause beyond Landlord’s control, maintain and operate, or cause to be maintained and operated, automobile parking facilities in, adjacent to or within a reasonable distance from the building.

(b)       Tenant shall be entitled to lease Seven (7) parking stalls or parking spaces in such parking facility or facilities on the terms and conditions set forth in the Parking Agreement attached hereto as Exhibit B, subject to cancellation by Landlord in whole or in part at any time upon not less than thirty (30) days’ notice. The location of parking stalls or parking spaces or facilities leased may, at Landlord’s option be changed to any other parking facility. Reasonable amounts of visitor parking will be available on a first come first served basis at the then prevailing visitor parking rates.

6. Increase in Taxes and Operating Costs.

(a)       If, in any calendar year during the term of this lease after the calendar year 2018, (hereinafter called the “base year”) the cost of either Landlord’s property taxes or Landlord’s operating expenses or both (as hereinafter defined) shall be higher than such costs for the base year, the rent payable by Tenant for such calendar year shall be increased from the prior year by adding an amount thereto equal to the product of the increase in such costs multiplied by a fraction, the numerator of which is the net rentable floor area of the Premises and the denominator of which is the net rentable floor area of the entire Building.

3

Said rent shall be further pro-rated for any portion of a calendar year at the end of the term based upon a 360-day year. The rent for any given year shall not be decreased below the rent payable for the prior year for any reason.

(b)       Definitions. For the purpose of this Article 6, the following definitions shall apply:

(i)       “Property tax costs” shall mean real property taxes, occupancy taxes, and assessments upon the Building, improvements therein, and the land upon which it is located imposed by any governmental authority or agency, and any tax on or measured by rents imposed wholly or partly in lieu thereof, but shall not include any net income, franchise, capital stock, estate or inheritance taxes (except as provided in Section (d) of this Article 6). The property tax cost for the base year shall be deemed to be the product of the assessed valuation of the Building and land as of the first Monday in March, 2018, and the aggregate tax rate for the tax fiscal year during which this lease is executed. If the assessed valuation shall be reduced for any tax fiscal year which affects the property taxes for any calendar year for which a rent adjustment shall have been made, such adjustment shall be recalculated to take into account such reduction in property taxes (less any expense incurred by Landlord in obtaining such reduction) and any over-payment by Tenant shall be credited against the rent next due hereunder.

(ii)       “Operating Costs” shall mean the sum of the cost of all utilities, building supplies, repairs and maintenance, amortized capital improvements and replacements and rehabilitations thereof which are intended to reduce Landlord’s operating costs or which are required by law plus actual or imputed interest thereon, the cost of insurance maintained by Landlord, expenses incurred by Landlord pursuant to Section (g) of Article 17, and the cost of labor and services of employees and independent contractors incurred by Landlord in maintaining, managing, and operating the Building; such labor costs shall include the cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and reoccurring duties connected with the day-to-day operation, maintenance, repair and overhaul of the Building, its equipment, and the adjacent walks and landscaped areas, including but without limitation, administrative and office employees of Landlord, engineers, elevator starters, janitors, foremen, floor waxers, window washers, watchmen and gardeners, but excluding other persons performing services not uniformly available to or performed for substantially all tenants of the Building. Landlord’s operating costs of the base year shall be deemed to be the operating costs incurred by Landlord during the latter of (A) the period of twelve (12) consecutive calendar months next following the calendar month in which sixty percent (60%) of the net rentable area of the Building is first occupied, and (B) the calendar year 2018, and normalized to an occupancy rate in the Building of ninety-five percent (95%).

(c)       Procedures.

(i)       On or before the first day of July in each year following the base year, or as soon thereafter as the information may reasonably be available, Landlord shall furnish to Tenant a written statement showing Landlord’s property tax costs and Landlord’s operating costs for the preceding calendar year and for the base year indicating the amount, if any, of increase or decrease in the rent due from Tenant for such preceding calendar year. The failure of Landlord to furnish such a statement for any year shall not preclude Landlord from enforcing its rights under this article for such year or any other year.

4

(ii)       Within thirty (30) days after any such written statement is furnished to Tenant showing an increase in the rent payable hereunder, Tenant shall pay to Landlord an amount equal to such increase for the preceding calendar year, plus an amount equal to one-twelfth (1/12) of such increase multiplied by the number of rent payment dates then elapsed during the then-current calendar year. Thereafter, until a new statement is furnished, the monthly rent payable by Tenant hereunder shall be increased by an amount equal to one-twelfth (1/12) of such annual rent increase.

(d)       If at any time during the term of this lease the method of taxation in effect on the date of this lease shall be so changed that the whole or any part of ad valorem real property taxes now imposed, assessed or levied on the Building and the land on which it is located shall be replaced, in whole or in part, as revenue sources by one or more replacement taxes, including, without limitation, a net income, adjusted gross income or receipts, gross income, value added, excise or documentary stamp tax (hereinafter collectively called “Replacement Taxes”), which are measured or calculated by or based, in whole or in part, upon the land and/or the Building or on the rents derived therefrom and imposed upon Landlord, then Tenant shall bear the expense of and reimburse Landlord for Tenant’s share (as calculated in Section (a) of this Article 6) of all such Replacement Taxes payable by Landlord; provided, however, any and all Replacement Taxes shall be computed as if Landlord owned no property other than the Building and the land on which it is located and engaged in no business or income-producing activity other than the ownership of the Building and such land and the leasing thereof tenants, including Tenant herein.

(e)       Tenant shall bear the expense for that portion of any special assessment levied against the Building and the land upon which it is located or against either, which shall become due and payable in full, or in installments, during the term of this lease, in the proportion that the area of the Premises bears to the total net rentable area of the Building. For the purposes of this Section (e) of this Article 6, payment in installments over the longest possible permitted period will be deemed to have been elected by Landlord in any instance where a determinable option to pay any such special assessment existed, or may exist, notwithstanding that the special assessment may have been, or may hereinafter be, paid in full, and Tenant shall bear the expense of only that portion (computed as aforesaid) of such installments as would have become due and payable during the term of this lease, had the longest installment option been so elected. Tenant shall reimburse Landlord for such proportionate share of special assessments, or installments thereof, required to be borne by Tenant within twenty (20) days after receipt of Landlord’s written request accompanied by a copy of the special assessment bill from the collecting authority and a statement of the calculations showing the proportion thereof to be borne by Tenant.

7. Plans and Specifications. If the Premises are to be built out with tenant improvements, then:

5

(a)       Landlord shall provide Tenant with the preliminary plans for the Premises and specifications for all standard items to be contained therein. Within five (5) days after receipt thereof, Tenant shall approve said preliminary plans and specifications and shall provide Landlord with complete and detailed information of additions, deletions or revisions to be contained in the final plans and specifications. Landlord shall thereafter submit said final plans and specifications to Tenant for approval, and within five (5) days thereafter, Tenant shall either approve said final plans and specifications, or disapprove them in writing specifying how they are inconsistent with the information provided by Tenant to Landlord. If neither approval nor disapproval is received within said five-day period, Tenant’s silence shall be deemed conclusively to be approval of the final plans and specifications. Upon approval of Tenant’s final plans and specifications, Landlord shall do the work necessary to put the Premises in condition for occupancy by Tenant in accordance with said final plans and specifications. Landlord, however, shall be obligated only to bear the cost and expense of the items, if any, in Exhibit E attached hereto and hereby made a part of this lease. Tenant shall bear the cost and expense of any other item on Tenant’s final plans and specifications, and shall pay such cost and expense upon written demand therefor; and

(b)       All equipment and installations to be made by Landlord or Tenant shall be of the type, color and quality selected by Landlord as standard for the Building, and shall be in accordance with Landlord’s specifications. All contractors, subcontractors and materialmen performing work in the Building or the Premises shall be subject to Landlord’s approval. It is understood and agreed that Tenant may request that materials selected by it be used in lieu of standard materials of the Building. Any such substituted materials which are to be furnished by Landlord at the direction of Tenant will be furnished on an “as available from supplier” basis. If, because materials other than those standard for the Building are substituted, Tenant’s move-in is delayed because of non-availability of any such substituted materials, then rent shall commence on the date the suite would have been ready for occupancy but for Tenant’s specification of substituted materials. If Landlord shall approve such substituted materials, which approval landlord will not unreasonably withhold, then Tenant shall pay to Landlord any increase in the cost as estimated by Landlord for such substituted materials and the installation thereof over and above Landlord’s estimate of the cost of providing and installing standard materials of the Building. Landlord shall notify Tenant of the amount of the increase in cost within a reasonable time after receiving Tenant’s request, and Tenant shall have five (5) days to approve such amount or to request further changes in the plans and specifications. If no changes in the plans and specifications are made, or if Tenant does not indicate its approval of such additional amount within five (5) days after receipt of the notification of the increased costs from Landlord, then said increased costs shall be deemed to be approved, and Tenant shall pay this amount upon written demand by Landlord. Tenant shall reimburse Landlord for Landlord’s reasonable expenses incurred in any review and/or approval performed by Landlord pursuant to this Article 8 and/or Article 12, including without limitation a fee of 10% of the contract price for the supervision of the work of outside contractors.

8. Personal Property Taxes and Business Taxes. Tenant shall pay in full and in a timely manner all taxes levied against the personal property of the Tenant, and Landlord shall have no liability therefor. If the Tenant’s improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant improvements conforming to Landlord’s standard building materials in other space in the Building are assessed, then the real property taxes and assessments levied against Landlord or the property by reason or such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and the payment thereof shall be governed by the provisions of this Article 9. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than Landlord’s Building Standard, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making such determination, the actual retail cost of construction and materials shall be used.

6

9. Use. Tenant shall use and occupy the Premises for Medical Lab purposes and shall not use or occupy the Premises for any other purpose without the prior written consent of Landlord. Tenant shall not use or occupy the Premises for sleeping or residence purposes or in violation of law or of the certificate of occupancy issued for the Premises or the Building, and shall, upon the shorter of (a) the period allowed by law, and (b) five (5) days’ notice from Landlord, discontinue any use of the Premises which is declared by either any governmental authority having jurisdiction or the Landlord to be a violation of law or of said certificate of occupancy. Landlord makes no representation or warranty that the use permitted above will not violate any law, regulation, or order, such being the responsibility solely of Tenant. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with the respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do nor permit to be done anything which will invalidate or increase the cost of any insurance policy covering the Building and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Without waiving any of Landlord’s rights hereunder, Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article 10.

Notwithstanding anything to the contrary contained in this Lease, including any provision of this Article 10 of the Lease (USE), Tenant shall not operate, conduct or allow anyone to operate or conduct from any portion of the Premises (i) an acute care hospital or similar facility or (ii) an outpatient physical therapy or rehabilitation clinic or service (hereinafter collectively “Excluded Uses”).

Tenant acknowledges that Landlord is prohibited by contract with another from allowing any portion of the Premises to be used for any of the Excluded Uses.

It is hereby expressly declared, stipulated and agreed that the remedies at law to recover monetary damages for (i) any breach by Tenant of this provision of the Lease or (ii) any use of the Premises for any of the Excluded Uses are inadequate to compensate Landlord for the harm it will suffer as a result of Tenant’s use of any portion of the Premises for any of the Excluded Uses. It is further expressly declared, stipulated and agreed that any use of the Premises for any of the Excluded Uses shall result in irreparable harm to Landlord, shall be deemed a nuisance and may be enjoined and restrained by appropriate proceedings.

7

10.       Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the content of Tenant’s business or profession. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition and in accordance with the final plans and specifications.

11.       Alterations. Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, and Landlord may impose, as a condition of such consent, such requirements as Landlord in its sole discretion may deem reasonable or desirable, including, without limiting the generality of the foregoing, requirements as to the manner in which, the time or times at which, and the contractor by whom such work shall be done and requirements that Tenant provide Landlord with labor, material, payment and performance bonds (collectively the “bonds”) naming Landlord (and such other persons as Landlord may reasonably request) as insureds under such bonds. Landlord shall have the same rights of review and approval with respect to permitted alterations, additions, and improvements to the Premises as described for tenant improvements in Article 8. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with rules, orders, directions, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Before commencing any work, Tenant shall give Landlord at least five (5) days’ notice of the proposed commencement date of such work and shall, if required by Landlord, secure at Tenant’s own cost and expense, the bonds, in a form reasonably satisfactory to Landlord, for said work naming Landlord (and such other persons as Landlord may reasonably request) as insureds under the bonds. All such alterations, additions or improvements shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by notice to Tenant given at least thirty (30) days prior to the end of the term, require Tenant to remove all partitions, counters, railings and the like installed by Tenant and to repair any damage to the Premises from such removal. Tenant shall make no alteration, addition or improvement to the Premises that can be seen from the exterior of the Building or from any common area of the Building, including without limitation window treatments, curtains, and blinds.

12.       Care of Premises. Tenant shall take good care of the Premises and fixtures and improvements therein, and shall make all repairs thereto or to the Building which are made necessary as a result of any misuse or neglect by Tenant or by his agents or employees or by any other persons while in the Premises. All such repairs shall be at least equal in quality and function to the original work. Landlord may make any such repairs which are not promptly made by Tenant and may charge the cost thereof to Tenant.

8

Landlord shall repair and maintain the structural portions of the Building, including the plumbing, air conditioning, and electrical systems installed or furnished by Landlord. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building unless specifically herein set forth. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance has been given to Landlord by Tenant. Except as otherwise expressly provided in this lease, there shall be no liability of Landlord by reason of any injury to or interference with Tenant, Tenant’s employees, agents, directors, principles, invitees, contractors, or affiliates, or with Tenant’s business or profession arising from the making of, or the failure to make, any repairs, alterations or improvements in or to any portion of the Building or the Premises of in or to fixtures, appurtenances, improvements, and equipment therein. Tenant hereby waives the right, if any, which Tenant may have to make repairs at Landlord’s expense under Section 1942 of the California Civil Code, or under any law, statute or ordinance now or hereafter in effect.

13. Building Services.

(a)       Landlord shall furnish to the Premises, from 8:00 a.m. to 6:00 p.m., Monday through Friday and Saturday from 9:00 a.m. to 1:00 p.m., excluding usual holidays, reasonable amounts of electric current for normal lighting and fractional horsepower office machines, air conditioning and heat, shall furnish at all times reasonable amounts of elevator service and of water for lavatory and drinking purposes, and shall furnish normal janitorial and maintenance services.

(b)       Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of the air conditioning, heating, elevator and plumbing services. Landlord shall at all reasonable times have free access to all mechanical installations of Landlord, including but not limited to air conditioning, fan and ventilation systems, and all components thereof, and machine rooms and electrical closets. Landlord shall not be liable for any failure to furnish any of said utilities and services when such failure is caused by strikes, accidents, acts of God or any other condition beyond the control of Landlord, and Tenant shall not be entitled to any abatement of rent for such lack of utilities and services. Tenant shall comply with all rules and regulations which may be imposed by Landlord as a result of governmental restrictions to conserve energy or otherwise save a public good, and Tenant agrees that the Landlord will have no liability to Tenant in connection therewith; Tenant shall not be entitled to any abatements of rent as a result of the imposition of such rules or restrictions.

(c)       Tenant agrees not to use any apparatus or device in or upon or about the Premises which may in any way increase the amount of such services usually furnished or supplied to the Premises and Tenant further agrees not to connect any apparatus or device with the wires, conduits, pipes or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the written consent of Landlord. Landlord reserves the right to charge Tenant for such additional services which shall be payable as additional rent.

(d)       If Tenant requires use of air conditioning after hours, then Tenant, at the sole option of the Landlord, shall be billed and Tenant shall pay within ten (10) days thereof the amount of such air conditioning charge computed at the rate of $60.00 per hour, which rate shall be subject to increases to reflect increased costs borne by Landlord when providing such service. If Tenant brings any equipment into the Premises which cause additional or unusual amounts of charges for utilities, then it is understood and agreed that Tenant shall be responsible, at its sole expense, for the utilities which result from the use of this equipment and the cost of a separate meter installation for such utilities.

9

(e)       The refusal on the part of Tenant to pay, upon demand of Landlord, the additional rent or charges herein provided shall constitute a material breach of this lease and shall entitle Landlord to the rights and remedies hereinafter granted for such breach, including without limitation the termination of providing after hours or additional air conditioning.

14. Access. Landlord and its agents shall have the right to enter the Premises at all reasonable times, with a minimum 12 hours prior written notice, and at all times accompanied by Tenant’s representative, for the purpose of examining or inspecting the same, showing the same to prospective purchasers or tenants of the Building, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable. During the six months prior to the end of the term of this lease, Landlord may exhibit the Premises to prospective tenants during reasonable hours, with a minimum 12 hours prior written notice, and at all times accompanied by Tenant’s representative. If Tenant shall not be personally present to open and permit an entry into the Premises, in event of emergency only, Landlord may enter by means of a master key or may enter forcibly, without liability to Tenant except for any failure to exercise due care for Tenant’s property, and without affecting Tenant’s obligations under this lease. In any emergency in which Landlord has made entry onto the Premises, Landlord promptly shall notify Tenant of the emergency and of Landlord’s entry on the Premises, describing the nature of the emergency actions taken with respect thereto, and shall secure the Premises from subsequent unauthorized entry.

15. Damage to Property; Injury to Persons.

(a)       Tenant shall indemnify and hold Landlord harmless against and from any and all claims arising from Tenant’s use of the Premises or the conduct of its business or profession or from any activity, work, or thing done, permitted or suffered by the Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord against and from any and all direct and/or consequential claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this lease, or arising from any act or negligence of the Tenant, or his agents, contractors, servants, licensees, invitees or employees, and from and against all costs, attorney’s fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises from any cause other than Landlord’s or its agents’ willful misconduct or gross negligence, and Tenant hereby waives all claims in respect thereof against Landlord. Upon Landlord’s demand before or after the expiration of earlier termination of the term of this lease, Tenant shall perform such acts, and shall execute such agreements, as are reasonably necessary to assure Landlord (and such other persons or entities as Landlord deems necessary) of Tenant’s obligation to abide by the provisions of the Section (a) of Article 16.

10

(b)       Neither Landlord nor its agent shall be liable for any damage to property entrusted to employees of the Building, not for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building nor from the pipes, appliances or plumbing works therein nor from the roof, street, or sub-surface nor from any other place or resulting from dampness nor from any other cause whatsoever, unless caused by or due to the gross negligence or willful misconduct of Landlord, its agents, servants or employees. Neither Landlord nor its agents shall be liable for interference with the light or other incorporeal hereditaments, nor be liable for any latent defect in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building, or of defects therein or in the fixtures or equipment.

16. Rights of Landlord. In addition to the rights as otherwise provided in this lease, the Landlord reserves the following rights: (a) to change the name of the Building without notice or liability to Tenant; (b) to designate all sources furnishing sign painting or lettering, ice, mineral water, towel, janitorial, or maintenance services, or the like, or toilet supplies used on the Premises; (c) at any time during the last ninety days of the term if during or prior to that time the Tenant vacates the Premises (even if Tenant has not breached the lease or abandoned the Premises) to decorate, remodel, repair, after or otherwise prepare the Premises for reoccupancy; (d) constantly to have pass keys to the Premises; (e) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building; (f) to enter the Premises at any time for inspections, repairs, alterations or additions to the Premises or the Building, to exhibit the Premises to others, to affix and display “For Rent” signs, and for any purpose whatsoever related to the safety, protection, preservation or improvement of the Premises, the Building or the Landlord’s interest, without being deemed guilty of an eviction or disturbance of Tenant’s use and possession, and without being liable in any manner to the Tenant on account thereof; (g) at any time, and from time to time, whether at the instance of Landlord or pursuant to government requirements, at Landlord’s expense, to make repairs, alterations, additions, improvements or decorating, whether structural or otherwise, in or to the Building or any part thereof, including the Premises. Without limiting the generality of the forgoing rights, Landlord shall specifically have the right to remove, alter, improve or rebuild the lobby of the Building as the same is presently or shall hereafter be constituted, or the light court of the Building as the same is presently or shall hereafter be constituted, or any part or parts thereof. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from any work so done in or about the Premises or the Building or any adjacent or nearby building, land, street or alley, all claims against the Landlord for any and all such liability by being hereby expressly released by Tenant. In connection with making repairs, alterations, decorating, additions or improvements under the terms of this Article 17, the Landlord shall have the right to access through the Premises as well as the right to take into and upon and through the Premises or any other part of the Building, all material that may be required to make such repairs, alterations, decorating, additions or improvements as well as the right in the course of such work to close entrances, doors, corridors, elevators, or other facilities of the Building, or temporarily to abate the operations of such facilities, without being deemed or held guilty of an eviction of Tenant and without liability for damages to Tenant’s property, business or person and without liability to Tenant’s property, business or person and without liability to Tenant by reason or interference with the business of Tenant or inconvenience or annoyance to the Tenant or the customers of the Tenant. The rent reserved herein shall in no wise abate while said repairs, alterations, decorating, additions or improvements are being made and Tenant shall not be entitled to maintain any set-off or counter-claim for damages of any kind against Landlord by reason thereof, all such claims being hereby expressly released by the Tenant. However, all such work shall be done in such manner as to cause Tenant the least inconvenience practicable. Landlord reserves and shall have the right to enter upon the Premises for the purpose of posting and maintaining such notices on the Premises as may be necessary to protect Landlord against mechanic’s, materialmen’s or other liens and any other notices that may be proper and necessary.

11

17. Assignment and Subletting.

(a)       Tenant shall not, either voluntarily or by operation of law, sell, hypothecate, assign, or transfer this lease, or sublet the Premises or any part thereof, or permit the same to be occupied by anyone other than Tenant or Tenant’s employees without the prior written consent of Landlord and any attempt to do so without such prior written consent shall be void and at Landlord’s option shall terminate this lease. Tenant shall use no broker or other agent to market the Premises for the purpose of assigning or subletting this lease except those persons or entities designated by Landlord. Landlord agrees not to unreasonably withhold its consent provided the proposed assignee or sublessee (i) is, in Landlord’s sole and absolute discretion, satisfactory to Landlord as to credit, character and business or professional standing, (ii) will occupy the Premises for office purposes not inconsistent with the permitted use hereunder or with Landlord’s commitment to other tenants of the Building, and (iii) assumes and agrees to be bound and directly responsible for all of Tenant’s past, present and future obligations hereunder. Tenant, however, agrees that Landlord’s consent to any such assignment or sublease shall in no event be construed as releasing Tenant from its past, present and future liabilities and obligations hereunder nor as relieving Tenant from the requirement of obtaining Landlord’s prior written consent to any further assignment or subletting.

(b)       Notwithstanding the foregoing, within thirty (30) days after receiving a proposed assignment or sublet agreement duly executed by Tenant and its proposed assignee or sublessee, Landlord shall have the right to either grant or withhold its consent in accordance with the above or to terminate this lease and release Tenant and itself from any and all remaining obligations hereunder. Tenant shall reimburse Landlord for Landlord’s reasonable costs incurred in granting or denying such consent. Tenant shall pay to Landlord, as additional rent, any profit to Tenant or its affiliates relating to said assignment or sublease or collateral agreement, whether characterized as rent, above-market purchase of assets, or otherwise.

(c)       if Lessee is a corporation, unincorporated association, trust, or general or limited partnership, the sale, assignment, transfer or hypothecation of a controlling (25% or more) interest in the stock, membership certificates, partnership interests, or other ownership interests of such entity shall be deemed an assignment subject to the provisions of this Article 18.

18. Damage or Destruction.

(a)       Except as elsewhere provided in this lease if the Premises or the Building are damaged by fire or other casualty the damage shall be repaired by and at the expense of the Landlord, provided such repairs can, in Landlord’s opinion, be made overtime or other premiums. There shall be no abatement of rent by reason of any portion of the Premises being unusable for a period of sixty (60) days or less. If the damage is due to the fault or neglect of Tenant or his employees, there shall be no abatement or rent regardless of the period which the Premises are unusable.

12

(b)       If such repairs cannot, in Landlord’s opinion, be made within sixty (60) days after the occurrence of such damage Landlord may, at its option, make them within a reasonable time and in such event this lease shall continue in effect and the rent shall be apportioned according to the part of the Premises usable by Tenant during the course of repairs as it relates to the entire Premises. Landlord’s election to make such repairs must be evidenced by notice to Tenant within sixty (60) days after the occurrence of the damage.

(c)       Notwithstanding anything to the contrary contained in this Article 19, Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises on account of the damage resulting from any casualty covered under this Article 19 which occurs during the last twelve (12) months of the term of this lease (or any extension thereof). Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacement of any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property contained in or installed by Tenant in the Premises.

(d)       With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant herby waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code.

(e)       If Landlord does not so elect to make such repairs which cannot be made within sixty (60) days, then either party may, by notice to the other, cancel this lease as of the date of the occurrence of such damage. A total destruction of the Building shall automatically terminate this lease.

19. Eminent Domain. If the whole of the Premises or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, this lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, or as otherwise herein provided whichever is earlier. No award for any partial or entire taking shall be apportioned, and Tenant now hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant or hereafter arising in or to the same or any part thereof. In the event of a partial taking which does not result in a termination of this lease, the rent shall be apportioned according to the part of the Premises remaining usable by Tenant, Landlord may, without any obligation or liability to Tenant, stipulate with any condemning authority for a judgment of condemnation without the necessity of a formal suit or judgment of condemnation, and the date of taking under this clause shall then be deemed the date agreed to under the terms of said agreement for stipulation.

20. Defaults. The occurrence of any of the following shall constitute a material default and breach of this lease:

13

(a)       The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) days or longer while in default of any provision of this lease.

(b)       A failure by tenant to pay rent, or to make any other payment required to be made by Tenant hereunder, where such failure continues until the earlier of (i) ten (10) days after the date such payment was due, or (ii) a period of three (3) days after notice thereof from Landlord to tenant; provided, however, that any such notice shall be in lieu and not in addition to any notice required under Section 1161 of the California Code of Civil Procedure.

(c)       A failure by Tenant to observe and perform any provision of this lease, not involving the payment of money, to be observed or performed by Tenant, where such failure continues for thirty (30) days after notice thereof by Landlord to Tenant (or for twenty-four (24) hours after similar notice when such failure constitutes an emergency, a nuisance, or a dangerous or unlawful condition); provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure; provided, further, that if the nature of such default is such that the same cannot reasonably be cured within such thirty-day period (or such twenty-four hour period) Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

(d)       The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant) the same is dismissed within sixty (60) days; the appointment of a trustee or receiver to take possession of substantially all Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; of the attachment, execution or other judicial seizure of substantially all of the Tenant’s assets located at the Premises or of Tenant’s interest in this lease, where such seizure is not discharged within thirty (30) days.

(e)       A default by a guarantor of this lease (“Guarantor”), if any, under the agreement, instrument, or document evidencing such guaranty; a material adverse change in the financial strength of Guarantor; any event described in Section (d) of this Article 21 performed by or occurring to Guarantor rather than by or to Tenant as described therein; the performance by Guarantor of any act that, if so performed by Tenant, would constitute a default under this lease.

(f)       Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty-day period and thereafter diligently prosecutes the same to completion.

14

(g)       If Landlord defaults or breaches this lease, Tenant’s remedies shall be limited to an action for damages, injunction, or specific performance, and shall not include the withholding of rent or the termination of this lease.

21. Remedies. At any time after a material default or breach committed hereunder by Tenant and at Landlord’s option and without limiting the Landlord in the exercise of any other right or remedy which Landlord may have at law or in equity by reason of such default or breach, with or without notice or demand:

(a)       Landlord may re-enter the Premises with or without process of law and take possession of the same and of all equipment and fixtures of Tenant therein, and expel or remove Tenant and all other parties occupying the Premises, using such force as may be reasonably necessary to do so, without being liable to any prosecution for such re-entry or for the use of such force, and without terminating this lease, without notice of any kind to Tenant, at any time and from time to time, relet the Premises or any part thereof for the account of Tenant, for such term, upon such conditions and at such rental rate as Landlord may proper. In such event Landlord may receive and collect the rent from such reletting and apply it against any amounts due from Tenant hereunder (including, but without limitation, such expenses as Landlord may have incurred in recovering possession of the Premises, placing the same in good order and condition, altering or repairing the same for reletting, and all other expenses, commissions and charges, including attorney’s fees, which Landlord may have paid or incurred in connection with such repossession and reletting). Landlord may execute any lease made pursuant hereto in Landlord’s name or in the name of Tenant, as Landlord may see fit, and the Tenant thereunder shall be under no obligation to see to the application by Landlord of any rent collected by Landlord, nor shall Tenant have any right to collect any rent thereunder. Whether or not the Premises are relet, Tenant shall pay Landlord all amounts required to be paid by Tenant up to the date of Landlord’s re-entry and thereafter Tenant shall pay Landlord, until the end of the term hereof, the amount of all rent and other charges required to be paid by Tenant hereunder, less the proceeds of such reletting during the term hereof, if any, after payment of Landlord’s expense as provided above. Such payments by Tenant shall be due at such times as are provided elsewhere in this lease, and Landlord need not wait until the termination of this lease to recover them by legal action or otherwise. Landlord shall not by any re-entry or other act be deemed to have terminated this lease or the liability of Tenant for the total rent hereunder unless Landlord shall give Tenant written notice of Landlord’s election to terminate this lease.

(b)       Landlord may give notice to Tenant of Landlord’s election to terminate this lease, re-enter the Premises with or without process of law and take possession of the same and of all equipment and fixtures therein, and expel or remove Tenant and all other parties occupying the Premises, using such force as may be reasonably necessary to do so, without being liable to any prosecution for such re-entry or for the use of such force. In the event Landlord shall thereupon be entitled to recover from Tenant:

(i)       the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus.

15

(ii)       the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such loss in rents that Tenant proves could have been reasonably avoided; plus

(iii)       the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such loss in rents that Tenant proves could be reasonably avoided; plus

(iv)       any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform his obligations under this lease or which in the ordinary course of things would be likely to result therefrom.

(c)       As used in Subsections (b) (i) and (ii) above, the ‘worth at the time of award’ is computed by allowing interest at the lesser of the maximum rate allowed by law and the rate of eighteen percent (18%) per annum. As used in Subsection (b)(iii) above, the ‘worth at the time of award’ is computed by discounting such amount at the lesser of the maximum rate allowed by law and the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(d)       Landlord shall have the rights and remedies, provided in Section 1951.4 of the California Civil Code wherein it provides, in part, that although Tenant has breached this lease this lease continues in effect for so long as Landlord does not terminate Tenant’s right to possession and Landlord may enforce all his rights and remedies under this lease.

22. Rules and Regulations. Tenant shall observe faithfully and comply strictly with the Rules and Regulations attached hereto as Exhibit C and made a part hereof, and such other rules and regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Building or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulation, or for the breach of any covenant or condition in any lease, by any other tenant in the Building.

23. Conflict of Laws. This lease shall be governed by and construed pursuant to the laws of the State of California.

24. End of Term. At the termination of this lease Tenant shall surrender the Premises to Landlord in as good condition and repair as reasonable and proper use thereof will permit. Tenant may remove, and at Landlord’s request shall remove, all of its trade fixtures, personal property and signs, provided such removal will not structurally injure the Premises and Tenant agrees to restore the Premises to its original condition reasonable wear and tear excepted. Any property not so removed within ten (10) days after termination shall be deemed abandoned by Tenant and thereafter Landlord’s property which Landlord may use, remove or dispose of as Landlord sees fit without obligation to Tenant. Tenant shall reimburse Landlord for any cost incurred by Landlord in such removal or disposition or in repairing or restoring the Premises. Tenant shall further indemnify Landlord against all losses, costs and damages resulting from Tenant’s failure and delay in surrendering the Premises in a good, clean condition.

25. Quiet Possession. Upon Tenant’s paying the rent reserved hereunder and observing and performing of all the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this lease.

16

26. Successors and Assigns. Except as otherwise provided in this lease, all of the covenants, conditions and provisions of this lease shall be binding upon and shall inure to the benefit of the parties hereto and respective heirs, personal representatives, successors and assigns.

27. Notices. Any notice required or permitted to be given by Landlord, Tenant, or third parties hereunder shall be in writing and may be given by personal delivery or by mail, and if by mail shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, addressed to Tenant at the Building or to Landlord at 2080 Century Park East, Penthouse, Los Angeles, CA 90067, as the case may be. Either party may by notice to the other party specify a different address for notice purposes except that Landlord may in any event use the Premises as Tenant’s address for notice purposes.

28. Insurance. Tenant shall carry its own expense during the term hereof combined single limit insurance coverage for bodily injury, personal injury, and property damage in or about the Premises in the amount of $1,000,000 per accident, or such higher amount as Landlord may hereafter require. Said insurance shall be written by companies satisfactory to Landlord, Tenant shall provide Landlord with satisfactory evidence of such insurance prior to and during Tenant’s occupancy of the Premises, and Tenant shall obtain from its insurance carrier a waiver of subrogation against Landlord. Tenant shall also carry its own expense window, door and transom glass insurance in the Premises. If Tenant fails to obtain any insurance as provided in this lease, Landlord may obtain any such insurance, and the cost thereof shall be paid by Tenant as additional rent with the first payment of rent which is due subsequent to Landlord’s incurring such cost, and Landlord shall have all remedies to collect the same as rent as provided in this lease, and/or as otherwise provided by law for the collection of rent. Such policy shall name Landlord and others as may be designated by Landlord as an additional insured and a loss payee, and shall provide for at least thirty (30) days’ notice to Landlord of cancellation. Landlord is not obligated to carry insurance on Tenant’s possessions.

29. Brokers. Tenant warrants that Tenant has had no dealings with any real estate broker or agent in connection with the negotiation of this lease, excepting only REALTECH Construction Co., LLC, and that Tenant knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this lease. Tenant shall indemnify, defend, and hold harmless Landlord against and from any and all costs, damages, and liability (including without limitation attorneys’ fees and costs) for any brokerage commissions or finder’s fees claimed by persons other than those set forth above in this paragraph.

30. Waiver. No waiver by Landlord of any provision of this lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord’s agents during the term of this lease shall be deemed as acceptance of a surrender of the Premises and no agreement to accept such a surrender shall be valid unless in writing and signed by the Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this lease, and the delivery of the keys to any such employee shall not operate as a termination of this lease or a surrender of the Premises.

17

31. Estoppel Certificate.

(a)       Tenant shall at any time and from time to time upon not less than ten (10) days prior notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this lease, as so modified, is in full force and effect) and the date to which rents and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

(b)       Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one month’s rents have been paid in advance.

32. Interest on Past Due Obligations. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lesser of the maximum rate allowed by law and the rate of eighteen percent (18%) per annum from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this lease.

33. Transfer of Landlord’s Interest. If there is any transfer of Landlord’s interest in the Premises or in the real property of which the Premises are a part, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

34. Holding Over. If Tenant shall hold over and beyond the term of this lease with the consent expressed or implied of Landlord, such holding shall be construed to be a tenancy only from month to month and Tenant will pay an amount of holdover rent equal to two hundred percent (200%) of the rent as above specified for such further time as Tenant may continue its occupancy. The foregoing provisions of this Article 34 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

35. Inability to Perform. The lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike or other labor troubles, or act of God, or any other causes beyond the control of Landlord.

36. Name. Tenant shall not use the name of the Building for any purpose other than as the address of the business or profession to be conducted by Tenant in the Premises.

18

37. Separability. Any provision of this lease which shall prove to be wholly or partially invalid, void or illegal shall be enforced to the greatest extent possible, and, to the extent that such provision cannot be enforced, it shall in no way affect, impair or invalidate any other provision hereof, and all such other provisions shall remain in full force and effect.

38. Attorneys’ Fees. If Landlord brings suit for the possession of the Premises, for the recovery of any sum due under this lease, or because of the breach of any provision of this lease, or for any other relief against Tenant hereunder, or if Tenant brings any action for any relief against Landlord arising out of this lease, than all costs and expenses, including without limitation reasonable attorneys’ fees and costs, incurred by the prevailing party therein shall be paid by the other party whether or not the action is prosecuted to judgment. If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation reasonable attorney fees and costs.

39. Time of Essence. Time is of the essence with respect to the performance of every provision of this lease in which time of performance is a factor.

40. Headings. The article captions contained in this lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.

41. Incorporation of Prior Agreements. This lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

42. Gender. Throughout this lease the masculine gender shall be deemed to include the feminine and the neuter and the singular, the plural and vice versa.

43. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than that stipulated herein for rent, additional rent or any other charge shall be deemed to be other than on account of the earliest stipulated rent, additional rent or other charge then due, nor shall any endorsement or statement on a check or letter accompanying any check or payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s rights to recover the balance of such rent, additional rent or other charges or pursue any other remedy in this lease, at law or in equity. Tenant waives all rights that it may have under present or future law to designate the items to which any payments made by Tenant hereunder are to be credited. Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which such payments should be credited.

44. No Liens. Tenant shall not permit any lien, encumbrance or charge for materials or labor claimed to have been furnished to the Premises on Tenant’s behalf or otherwise to be filed against the Premises or the Building. In the event such a lien, encumbrance or charge is filed against the Premises or the Building Tenant shall, within ten (10) days after notice from Landlord, promptly discharge any such lien, encumbrance or charge.

19

45. Subordination. This lease shall be subject and subordinate at all times to all ground and underlying leases which now exist or may hereafter be executed affecting the Building or the land upon which the Building is situated or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the land and Building or either thereof, or on Landlord’s interest or estate therein, or portion thereof, or on or against any ground or underlying lease without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided, however, that so long as Tenant is not in default, the terms of this lease shall not be affected by termination proceedings in respect to such ground or underlying lease or foreclosure or other proceedings under such mortgages or deeds of trust, Tenant hereby agreeing, at the written request of the landlord under such ground or underlying lease or the purchaser of the Building, in such foreclosure or other proceedings, to attorn to such landlord or to such purchaser or, at such landlord’s or such purchaser’s option, to enter into a new lease for the balance of the term hereof upon the same terms and provisions as are contained in this lease. Notwithstanding the foregoing, Tenant shall promptly execute and deliver upon demand such further instrument or instruments evidencing such subordination of this lease to any ground or underlying leases, or to the lien of any such mortgages or deeds of trust as may be required by Landlord.

46. Common Areas. Tenant shall have the nonexclusive right, in common with others, to the use of common entrances, lobbies, elevators, ramps, drives, stairs and similar access and serviceways and common areas in and adjacent to the Building of which the Premises are a part subject to such nondiscriminatory rules and regulations as may be adopted by Landlord.

47. Surrender of Premises. The voluntary or other surrender of this lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, operate as an assignment to it of any or all subleases or subtenancies.

48. Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

49. Recording. Tenant shall not record this lease or a short form memorandum thereof without the consent of Landlord, which consent shall not be unreasonably withheld or delayed.

50. Consent Agreement. Consent agreement, approval or satisfaction required under this lease may be withheld in the sole discretion of the party from whom such consent, approval, or satisfaction is required unless this lease specifically states that a different standard shall be applied.

51. No Joint Venture. Nothing in this lease shall be construed to create a joint venture, partnership, or other similar enterprise between Landlord and Tenant.

52. Non-discrimination. Tenant herein covenants by and for himself, his heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this lease is made and accepted upon and subject to the condition that there be no discrimination against or segregation of any person or group of persons on account of age, race, color, creed, religion, sex, marital status, national origin, or ancestry, in the leasing, subleasing, transferring, use or occupancy, tenure or enjoyment of the Premises herein leased, nor shall the tenant, or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees of the Premises herein leased.

20

53. Approval of Lender. This lease is subject to the approval of Landlord’s lender, and Landlord and Tenant shall cooperate in amending this lease from time to time to include any provisions which any such lender may reasonably require, provided that any such amendment shall in no way effect the term or rent under this lease. Any failure by Tenant so to cooperate shall constitute a material default under this lease.

54. Certified Access Specialist. A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

55. Environmental Safety.

(a)       With respect to Tenant’s use and occupancy of the Premises, Tenant shall not violate any federal, state or local law, ordinance or regulation relating to industrial hygiene or to the environmental conditions on, under or about the Building of the Premises, including, but not limited to, soil and groundwater condition, and Tenant shall not use, generate, manufacture, store or dispose of on, under or about the Building or the Premises, or transport to or from the Building or the Premises, any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials (“Hazardous Materials”). For the purpose of this Article 55, Hazardous Materials shall include (but not be limited to) substances defined as “hazardous substances,” as “hazardous materials,” or as “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et. seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et. seq., and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et. seq.; and substances defined as “hazardous wastes” in California Health & Safety Code 25117 or as “hazardous substances” in California Health & Safety Code 25316; and substances so defined in the regulations adopted and publications promulgated pursuant to said laws.

(b)       Tenant hereby agrees to indemnify, defend, and hold harmless Landlord, its directors, officers, employees, and agents, and any successors to Landlord’s interest in the chain of title to the Building, their directors, officers, employees, and agents, from and against any and all liability (i) including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or Tenant’s principals, agents, employees, invitees, directors, or officers, and (ii) including, without limitation, the cost of any required or necessary repair, cleanup, or

21

detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary during or following the term of this lease, to the full extent that such action is attributable, directly or indirectly, to the presence, use, generation, storage, release, threatened release, or disposal of Hazardous Materials on the Premises or at the Building by Tenant or Tenant’s principals, agents, employees, invitees, directors, or officers during or following the term of this lease. Tenant’s obligations pursuant to the foregoing indemnity shall survive the termination of this lease.

(c)       Tenant shall allow Landlord to make reasonable samplings of the air and other materials in the Premises, at such times and with such frequency as Landlord deems appropriate, in order to determine and monitor the environmental quality of the Building. Landlord shall use reasonable precautions to prevent material disturbances of Tenant’s use and enjoyment of the Premises during such samplings.

56. Redemption Rights. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, hereby waives and surrenders all right and privilege which it might have, under any law, to redeem the Premises or to have a continuance of this lease after being dispossessed or ejected from the Premises by process of law or under the terms of this lease or after the termination of this lease.

57. Counterclaims. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises except those that would be waived by law due to Tenant’s failure to so interpose. Tenant may assert any counterclaim in a separate action or proceeding.

58. Performance by Landlord.

(a)       If Tenant is in default as set forth in Article 21 of this lease, Landlord, without thereby waiving or curing such default, may (but shall not be obligated to) perform the defaulted obligation for the account and at the expense of Tenant. Landlord may perform Tenant’s defaulted obligation without notice in case of emergency, also at Tenant’s sole cost and expense.

(b)       Any expenses incurred by Landlord in connection with any performance by it for the account of Tenant, and all costs and expenses, including reasonable attorneys’ fees and costs (whether or not legal proceedings are instituted), involved in collecting rent or enforcing the obligations of Tenant under this lease, including the cost and expense of instituting and prosecuting legal proceedings or recovering possession of the Premises after default by Tenant or upon expiration or sooner termination of this lease, shall be due and payable by Tenant upon demand therefor.

59. Post Judgment Interest. The amount of any judgment obtained by Landlord against Tenant in any legal proceeding arising out of a default by Tenant under this lease shall bear interest until paid at the maximum rate allowed by law, or if no such maximum rate prevails, at the rate of eighteen percent (18%) per annum. Notwithstanding anything to the contrary contained in California Civil Code Section 3287, in the case of any damages that were certain or ascertainable by calculation, such interest shall accrue from the day that the right to such damages vested in Landlord and in the case of any unliquidated claim, such interest shall accrue from the day such claim arose.

22

60. Satisfaction of Remedies. Neither Landlord nor any successor to Landlord’s interest shall be personally liable for the performance of Landlord’s obligations under this lease, Tenant shall look only to Landlord’s estate and property in the Building (or the proceeds thereof), and to no other property or assets of Landlord, or of Landlord’s shareholders, partners, or other principals, for the satisfaction of Tenant’s remedies under this lease, or for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord. The covenants and agreements contained in this Article 60 shall be enforceable by Landlord and its successors and assigns.

61. Termination. No termination or expiration of this Lease shall serve to release Tenant from any obligation that relates to one or more periods prior to such termination or expiration, or from any obligation that, by its nature, arises on or after such termination or expiration.

IN WITNESS WHEREOF the parties have executed this lease the day and year first above written.

LANDLORD

CENTURY CITY MEDICAL PLAZA LAND CO., INC., a California corporation, as Trustee under that certain Declaration of Trust and Trust Agreement dated June 28, 1991 and known as Trust No. 91-1131-CCMP

By /s/ Jeff Buttikofer

Its CFO

Date 6/19/18

TENANT

ENOCHIAN BIOSCIENCES, INC.

By /s/ Eric Leire

Its CEO

Date June 19, 2018

23

ADDENDUM I

The General Office Lease, dated June 13, 2018, by and between CENTURY CITY MEDICAL PLAZA LAND CO., INC., a California corporation, as Trustee under that certain Declaration of Trust and Trust Agreement dated June 28, 1991 and known as Trust No. 91-1131-CCMP, Landlord, and ENOCHIAN BIOSCIENCES, INC., Tenant, with respect to Suite 906, is hereby amended and supplemented as follows:

1.	Rental Adjustment: In regard to Article 3 of the Lease, the Base Rent shall be adjusted as follows:
(i)	effective as of September 1, 2019 and continuing until August 31, 2020, the Base Rent shall be $151,595.40 per annum (i.e. $12,632.95 per month);
(ii)	effective as of September 1, 2020 and continuing until August 31, 2021, the Base Rent shall be $156,143.26 per annum (i.e. $13,011.94 per month);
(iii)	effective as of September 1, 2021 and continuing until August 31, 2022, the Base Rent shall be $160,827.56 per annum (i.e. $13,402.30 per month);
(iv)	effective as of September 1, 2022 and continuing until August 31, 2023, the Base Rent shall be $165,652.39 per annum (i.e. $13,804.37 per month).
(v)	effective as of September 1, 2023 and continuing until August 31, 2024, the Base Rent shall be $170,621.96 per annum (i.e. $14,218.50 per month);
(vi)	effective as of September 1, 2024 and continuing until August 31, 2025, the Base Rent shall be $175,740.62 per annum (i.e. $14,645.05 per month);
(vii)	effective as of September 1, 2025 and continuing until August 31, 2026, the Base Rent shall be $181,012.84 per annum (i.e. $15,084.40 per month);
(viii)	effective as of September 1, 2026 and continuing until August 31, 2027, the Base Rent shall be $186,443.23 per annum (i.e. $15,536.94 per month);
(ix)	effective as of September 1, 2027 and continuing until the end of the Lease Term, the Base Rent shall be $192,036.53 per annum (i.e. $16,003.04 per month).
2.	Space Planning: Landlord shall provide Landlord’s architect, at Landlord’s expense, to prepare preliminary space plans.
3.	Tenant Improvements: Landlord agrees to remodel the Premises in accordance with the Space Plan & Notes attached. Landlord agrees to contribute $108,168.00 towards the cost of Tenant Improvements. Any additional tenant improvement cost shall be the responsibility of and at the sole cost of the Tenant.
24

All of the tenant improvement work to be performed must be completed prior to the end of the first (1st) year of the Lease Term or Landlord’s agreement to perform said tenant improvement work shall become null and void.

Landlord agrees to have tenant improvements completed by September 1, 2018. If Landlord fails to meet this deadline, except for Tenant delays and Force Majeure, Tenant will receive a rental abatement of two (2) days of free rent for every one (1) day they are delayed in receiving occupancy.

4.	Prior Occupancy: Tenant and its subcontractors, agents, etc. shall be permitted to enter the Premises any time prior to the Lease Commencement Date, with no obligation to pay rent, for the purpose of installing furniture, fixtures, equipment; subject to scheduling coordination with Landlord’s contractor.
5.	Access: Tenant shall have access to the Building, Premises and parking garage twenty-four (24) hours a day, three hundred sixty-five (365) days a year.
6.	Cleaning Specifications: Landlord shall provide janitorial services five (5) days a week consistent with the standards of a Class A medical/office building.
7.	Building Security: Landlord shall provide 24 hours building security, equipment, personnel, procedures and systems.
8.	Signage: Landlord shall furnish Tenant, at Landlord’s expense, building standard identity for the Premises and the Building Directory.
9.	Structural/Latent Defects: Landlord, at Landlord’s sole cost and expense, shall be responsible for repair of any and all structural and/or latent defects in the building over the term of the lease and the option periods.
10.	Non-Disturbance: Landlord agrees to use its best efforts to provide Tenant with a non-disturbance agreement executed by the beneficiary of any first lien deed of trust or other liens entered into by Landlord for the benefit of Tenant on such beneficiary’s customary form.
11.	Assignment and Subletting: Tenant shall have the right to sublease or assign all or any portion of the Premises, subject to Landlord’s consent, which shall not be unreasonably withheld. Net profits from assignments and subletting shall be shared 50/50 between Landlord and Tenant. Landlord’s consent shall not be required with respect to a) any assignment resulting from a consolidation, merger, or purchase of substantially all of Tenant’s assets; or b) any firm which is acquired by or merges with Tenant. However, notification to Landlord of such a sublease or assignment is required.
12.	NONWAIVER OF PERFORMANCE: The waiver by Landlord of, or the failure of Landlord to take action with respect to, any breach of any term, covenant or condition contained in this Lease or any Addendum or Amendment hereto whether heretofore or hereafter entered into between the parties, shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition contained herein.
25

The subsequent acceptance of any rent or other monetary obligation or payment required by, or pursuant to, this Lease by Landlord shall not be deemed to be a waiver of any proceeding breach by Tenant or any term, covenant of condition of this Lease or any Addendum or Amendment hereto, whether heretofore or hereafter entered into between the parties, other than the failure of Tenant to pay the particular rental or payment so accepted, regardless of Landlord’s knowledge of such Preceding breach at the time of the acceptance of such other payment. Without in any way limiting the generality of the foregoing, the acceptance of any rent or other payment by Landlord shall not constitute a waiver or a defense to any three-day notice to pay rent or quit or other notice to pay rent or quit or to perform any condition or covenant under this Lease, including any Addendum or Amendment hereto, whether heretofore or hereafter entered into between the parties, except only with respect to such a notice which demanded payment of the amount actually accepted by Landlord.

13. Landlord acknowledges that Tenant’s use of the Premises may include handling, filing and storage of protected health information (“PHI”), which is considered private and confidential pursuant to Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Part 160 and Subparts A and E of Part 164 (the “Privacy Standards”), as promulgated by the Department of Health and Human Services pursuant to the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (HIPAA). If for any reason Landlord, its contractors, subcontractors or agents, obtains access to or possession of PHI of Tenant, Landlord agrees to report the same to Tenant, and to take reasonable steps to maintain, and to require its contractors, subcontractors and agents to maintain, the privacy and confidentiality of such PHI against further disclosure or dissemination. The parties agree that the foregoing does not create, and is not intended to create, a “business associate” relationship between the parties as that term is defined by the Privacy Standards.

This Lease Addendum shall control in the event of any inconsistency with the Main Lease.

TENANT:	LANDLORD:
ENOCHIAN BIOSCIENCES, INC. By /s/ Eric Leire Its CEO Date: June 19, 2018

CENTURY CITY MEDICAL PLAZA LAND CO., INC., a California corporation, as Trustee under that certain Declaration of Trust and Trust Agreement dated June 28, 1991 and known as Trust No. 91-1131-CCMP

By /s/ Jeff Buttikofer

Its CFO

Date 6/19/18

26